UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 27, 2013

DYAX CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
55 Network Drive Burlington, MA 01803
(Address of Principal Executive Offices) (Zip Code)

(617) 225-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On March 27, 2013, Dyax and Sigma Tau Rare Diseases S.A. entered into a termination agreement pursuant to which they terminated their Joint Development and License Agreement dated June 18, 2010, as amended to date (the "License Agreement").  As a result of this termination agreement, Sigma Tau has returned to Dyax all of the rights to develop and commercialize Kalbitor® (ecallantide) in Europe, Russia, Australia and New Zealand.

The principal terms of the termination agreement include provision for (i) the revocation of all licenses granted by Dyax to Sigma Tau, (ii) the termination of all other obligations under the License Agreement, (iii) the issuance to Sigma Tau of 271,665 shares of Dyax common stock, and (iv) the right of Sigma Tau to receive $500,000 for every $5,000,000 of compensation received by Dyax during the next ten years in relation to the license or supply of ecallantide in those territories that had been previously licensed to Sigma Tau.

Dyax will issue the shares of Dyax common stock to Sigma Tau in reliance on an exemption from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated:	April 2, 2013	By:	/s/ Gustav Christensen
Gustav Christensen
Chief Executive Officer and President